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                                   EXHIBIT 10.18

                                                        As of September 1, 1997

Mr. Robert Dewar
The Vinery
Eastrop Grange
Highworth, Swindon
Wiltshire SN6 7AT
United Kingdom

Dear Mr. Dewar:

This letter confirms the terms of your employment by Activision, Inc. ("Employer").

1.         TERM

           (a) The initial term of your employment under this agreement shall commence on September 1, 1997 and shall expire on August 31, 1998, unless earlier terminated as provided below (the "initial period").

           (b) Employer shall have the irrevocable option to extend the term of this agreement beyond the initial period for three additional successive one year periods.

           (c) The options granted to Employer in Paragraph 1(b) of this agreement will be exercised by Employer by written notice given to you at least six (6) months prior to the expiration of the initial period, the first annual option period or the second annual option period, as applicable.

2.         COMPENSATION

           (a) In full consideration for all rights and services provided by you under this agreement, you shall receive an annual base salary of L135,000 during the initial period. If Employer exercises its option pursuant to Paragraph 1(b) with respect to the first annual option period, your annual base salary shall be L142,500 during such first annual option period. If Employer exercises its option pursuant to Paragraph 1(b) with respect to the second annual option period, your annual base salary shall be L150,000 during such second annual option period. If Employer exercises its option pursuant to Paragraph 1(b) with respect to the third annual option period, your annual base salary will be L157,500 during such third annual option period.

           (b) Base salary payments shall be made in accordance with Employer's then prevailing payroll policy. Each base salary referred to in Paragraph 2(a) shall constitute

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your minimum base salary during the applicable period, and your base salary may be increased above the minimum at any time if Employer's Board of Directors (or the Compensation Committee of such Board of Directors), in its sole and absolute discretion, elects to do so. In the event of an increase in your base salary beyond the applicable minimum base salary for a particular period, such increased base salary shall then constitute your minimum base salary for all subsequent periods under this agreement.

           (c) Notwithstanding anything to the contrary set forth above, but subject to the right of termination granted to you pursuant to Paragraph 10(b), Employer shall not be required to actually use your services, and payment of your base salary during the applicable period of your employment under this agreement will discharge Employer's obligations to you hereunder. Such payment, however, will not discharge your obligations to Employer hereunder.

           (d) In addition to your base salary, you may be entitled to receive an annual performance based bonus of up to 60% of your annual base salary, in compliance with the standard company plans and procedures which is determined by Employer's senior management and Board of Directors (or the Compensation Committee of such Board of Directors) based on a number of factors including the achievement of specific corporate sales, profitability and return on equity goals, as well as a discretionary component which will based upon your performance, achievement of objectives, and contribution to the success of the corporate goals and objectives.

           (e) You also are being granted, under Employer's existing or modified stock option plan, options to purchase 7,500 shares of Employer's common stock. Such options are in addition to the stock options previously issued to you by Employer. The 7,500 options will be issued on the commencement date of your employment under this agreement and will vest ratably over five years, with one fifth (1/5) of the amount granted vesting at the end of each such year. Such options will have an exercise price that will be the market price of such common stock on the date the options are issued and will be governed in all other respects by Employer's stock option plan in effect at the time of grant. You also shall be eligible to receive additional options under the company's existing or modified stock option plan, if Employer's Board of Directors (or the Compensation Committee of such Board of Directors), in its sole and absolute discretion, determines that the grant to you of additional options is appropriate.

           (f) Employer and you acknowledge that, as of the execution date of this agreement, you have accrued but have not yet been paid bonus compensation in the amount of L10,903 for services previously rendered by you to Employer. Employer and you agree that such L10,903 bonus shall not actually be paid to you but instead shall be applied as a reduction of the L50,000 loan previously made to you by Employer. In addition, the outstanding loan balance of L39,097 shall automatically be reduced by L1,629.04 per month on the last day of each month, commencing on September 30, 1997,

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provided that you continue to be employed by Employer under this agreement on the applicable reduction date.

3.         TITLE

           You are being employed under this agreement in the position of Senior Vice President, International, with your principal responsibility being the management and supervision of all of Employer's international business operations.

4.         DUTIES

           You shall personally and diligently perform, on a full-time and exclusive basis, such services as Employer or any of its divisions may reasonably require, provided that such services are consistent with your position with Employer. You shall observe all reasonable rules and regulations adopted by Employer in connection with the operation of its business and carry out all instructions of Employer. You will at all times perform all of the duties and obligations required by you under this agreement in a loyal and conscientious manner and to the best of your ability and experience.

5.         EXPENSES

           To the extent you incur necessary and reasonable business expenses in the course of your employment, you shall be reimbursed for such expenses, subject to Employer's then current policies regarding reimbursement of such business expenses.

6.         OTHER BENEFITS

           (a) During the term of your employment by Employer, you shall be provided with a car allowance pursuant to which you will be reimbursed the sum of L300 per month.

           (b) You also shall be entitled to those benefits which are standard for persons in similar positions with Employer, including coverage under Employer's health, life insurance and disability plans. Nothing paid to you under any such plans and arrangements (nor any bonus or stock options which Employer's Board of Directors (or the Compensation Committee of such Board of Directors), in its sole and absolute discretion, shall provide to you) shall be deemed in lieu, or paid on account, of your base salary. You expressly agree and acknowledge that after expiration or early termination of the term of your employment under this agreement, you are entitled to no additional benefits not expressly set forth in this agreement, except as specifically provided under the benefit plans referred to above and those benefit plans in which you subsequently may become a participant, and subject in each case to the terms and conditions of each such plan.

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7.         VACATION AND PAID HOLIDAYS

           (a) You will be entitled to paid vacation days in accordance with the normal vacation policies of Employer in effect from time to time, provided that in no event shall you be entitled to less than ten (10) days of paid vacation per year.

           (b) You shall be entitled to all paid holidays given by Employer to its full-time employees.

8.         PROTECTION OF EMPLOYER'S INTERESTS

           During the term of your employment by Employer, you will not compete in any manner, whether directly or indirectly, as a principal, employee, agent or owner, with Employer, or any affiliate of Employer, except that the foregoing will not prevent you from holding at any time less than five percent (5%) of the outstanding capital stock of any company whose stock is publicly traded. All rights worldwide with respect to any and all intellectual or other property of any nature produced, created or suggested by you during the term of your employment or resulting from your services which (i) relate in any manner at the time of conception or reduction to practice to the actual or demonstrably anticipated business of Employer, (ii) result from or are suggested by any task assigned to you or any work performed by you on behalf of Employer, or (iii) are based on any property owned or idea conceived by Employer, shall be deemed to be a work made for hire and shall be the sole and exclusive property of Employer. You agree to execute, acknowledge and deliver to Employer, at Employer's request, such further documents, including copyright and patent assignments, as Employer finds appropriate to evidence Employer's rights in such property. Any confidential and/or proprietary information of Employer or any affiliate of Employer shall not be used by you or disclosed or made available by you to any person except as required in the course of your employment, and upon expiration or earlier termination of the term of your employment, you shall return to Employer all such information which exists in written or other physical form (and all copies thereof) under your control. Without limiting the generality of the foregoing, you acknowledge signing and delivering to Employer the Activision Employee Proprietary Information Agreement and you agree that all terms and conditions contained in such agreement, and all of your obligations and commitments provided for in such agreement, shall be deemed, and hereby are, incorporated into this agreement as if set forth in full herein. The provisions of the immediately preceding four sentences of this paragraph shall survive the expiration or earlier termination of this agreement.

9.         SERVICES UNIQUE

           You recognize that the services being performed by you under this agreement are of a special, unique, unusual, extraordinary and intellectual character giving them a peculiar value, the loss of which cannot be reasonably or adequately compensated for in damages,

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and in the event of a breach of this agreement by you (particularly, but without limitation, with respect to the provisions hereof relating to the exclusivity of your services and the provisions of paragraph 8 of this agreement), Employer shall, in addition to all other remedies available to it, be entitled to equitable relief by way of injunction and any other legal or equitable remedies.

10.        TERMINATION

           (a) At any time during the term of your employment, Employer may terminate your employment under this agreement for (i) your willful, reckless or gross misconduct, (ii) your material breach of any term or provision of this agreement, or (iii) for other good cause, as such term is defined under California law.

           (b) You may terminate your employment under this agreement (i) if Employer elects to not actually use your services and continues to pay your base salary pursuant to Paragraph 2(c) above for a period of one hundred twenty (120) consecutive days, or (ii) in the event Employer commences the production or distribution of an entertainment software or other product which is pornographic.

           (c) In the event of the termination of your employment under this agreement pursuant to Paragraphs 10(a) or 10(b), all obligations of Employer to you under this agreement shall immediately terminate.

           (d) In the event of your death during the term of this agreement, this agreement shall terminate and Employer only shall be obligated to pay your estate or legal representative the salary provided for above to the extent earned by you prior to such event. In the event you are unable to perform the services required of you under this agreement as a result of any disability, and such disability continues for a period of 60 or more consecutive days or an aggregate of 90 or more days during any 12-month period during the term of this agreement, then Employer shall have the right, at its option, to terminate your employment under this agreement. Unless and until so terminated, during any period of disability during which you are unable to perform the services required of you under this agreement, your base salary shall be payable to the extent of, and subject to, Employer's policies and practices then in effect with regard to sick leave and disability benefits.

11.        USE OF EMPLOYEE'S NAME

           Employer shall have the right, but not the obligation, to use your name or likeness for any publicity or advertising purpose.

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12.        ASSIGNMENT

           Employer may assign this agreement or all or any part of its rights under this agreement to any entity which succeeds to all or substantially all of Employer's assets (whether by merger, acquisition, consolidation, reorganization or otherwise) or which Employer may own substantially, and this agreement shall inure to the benefit of such assignee.

13.        NO CONFLICT WITH PRIOR AGREEMENTS

           You represent to Employer that neither your commencement of employment under this agreement nor the performance of your duties under this agreement conflicts or will conflict with any contractual commitment on your part to any third party, nor does it or will it violate or interfere with any rights of any third party.

14.        POST-TERMINATION OBLIGATIONS

           After the expiration or earlier termination of your employment under this agreement for any reason whatsoever, you shall not, either alone or jointly, with or on behalf of others, directly or indirectly, whether as principal, partner, agent, shareholder, director, employee, consultant or otherwise, at any time during a period of one (1) year following such expiration or termination, offer employment to, or solicit the employment or engagement of, or otherwise entice away from the employment of Employer or any affiliated entity, either for your own account or for any other person firm or company, any person who was employed by Employer or any such affiliated entity on the last day of your employment under this agreement, whether or not such person would commit any breach of his or her contract of employment by reason of his or her leaving the service of Employer or any affiliated entity.

15.        ENTIRE AGREEMENT; AMENDMENTS; WAIVER, ETC.

           (a) This agreement supersedes all prior or contemporaneous agreements and statements, whether written or oral, concerning the terms of your employment with Employer, and no amendment or modification of this agreement shall be binding against Employer unless set forth in a writing signed by Employer and delivered to you. Without limiting the generality of the foregoing, you acknowledge that this agreement supersedes your prior written agreement with Employer dated August 7, 1996, and such agreement is hereby declared terminated and of no further force and effect.

           (b) You have given no indication, representation or commitment of any nature to any broker, finder, agent or other third party to the effect that any fees or commissions of any nature are, or under any circumstances might be, payable by Employer or any affiliate of Employer in connection with your employment under this agreement.

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           (c)  No waiver by either party of any breach by the other party of any provision or condition of this agreement shall be deemed a waiver of any similar or dissimilar provision or condition at the same or any prior or subsequent time.

           (d) Nothing contained in this agreement shall be construed so as to require the commission of any act contrary to law and wherever there is any conflict between any provision of this agreement and any present or future statute, law, ordinance or regulation, the latter shall prevail, but in such event the provision of this agreement affected shall be curtailed and limited only to the extent necessary to bring it within legal requirements.

           (e) This agreement does not constitute a commitment of Employer with regard to your employment, express or implied, other than to the extent expressly provided for herein. Upon termination of this agreement, it is the contemplation of both parties that your employment with Employer shall cease, and that neither Employer nor you shall have any obligation to the other with respect to continued employment. In the event that your employment continues for a period of time following the stated expiration date of this contract, unless and until agreed to in a new subscribed written document, such employment or any continuation thereof is "at will," and may be terminated without obligation at any time by either party giving notice to the other.

           (f) You hereby acknowledge that you have had an opportunity to seek legal counsel of your own choice regarding the effect and import of entering into this Agreement.

           (g) This agreement shall be governed by and construed in accordance with the laws of the State of California without regard to conflict of law principles.

           (h) To the extent permitted by law, you will keep the terms of this agreement confidential, and you will not disclose any information concerning this agreement to anyone other than your immediate family and professional representatives (provided they also agree to keep the terms of this agreement confidential).

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16.        NOTICES

           All notices which either party is required or may desire to give the other shall be in writing and given either personally or by depositing the same in the United States mail addressed to the party to be given notice as follows:

           To Employer:        3100 Ocean Park Boulevard
                               Santa Monica, California  90405
                               Attention: Senior Vice President,
                               Business Affairs and General Counsel

           To Employee:        The Vinery
                               Eastrop Grange
                               Highworth, Swindon
                               Wiltshire SN6 7AT
                               United Kingdom

           Either party may by written notice designate a different address for giving of notices. The date of mailing of any such notices shall be deemed to be the date on which such notice is given.

17.        HEADINGS

           The headings set forth herein are included solely for the purpose of identification and shall not be used for the purpose of construing the meaning of the provisions of this agreement.

           If the foregoing accurately reflects our mutual agreement, please sign where indicated.

ACCEPTED AND AGREED TO:

EMPLOYER                               EMPLOYEE

By:                                    By:
   --------------------------------       ------------------------------------
   Lawrence Goldberg                      Robert Dewar
   Senior Vice President, Business
   Affairs and General Counsel


Date:                                  Date:
     -------------------------------        ----------------------------------




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